Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors

SCBT Financial Corporation

Columbia, South Carolina

We consent to the use of our reports dated March 9, 2012, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting, included in SCBT Financial Corporation’s 2011 Annual Report on Form 10-K, incorporated by reference herein, and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina

July 26, 2012